================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             SECURITY FIRST CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                             NOTICE OF 1997 ANNUAL MEETING
                                             AND PROXY STATEMENT

                        [SECURITY FIRST CORP. LETTERHEAD]


                                                                   June __, 1997

Dear Fellow Shareholders:

         On behalf of the Board of Directors and management of Security First Corp., we cordially invite you to attend the 1997 Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m., Thursday, July 31, 1997 at Landerhaven, 6111 Landerhaven Drive, Mayfield Heights, Ohio.

         The matters expected to be acted upon at the meeting are described in the enclosed Proxy Statement. In addition, we will report on Security First's financial and operating performance as well as the Company's progress during the past fiscal year.

         We encourage you to attend the meeting in person. Whether or not you attend, we hope you read the Proxy Statement and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                          Sincerely,

                                          CHARLES F. VALENTINE
                                          Chairman and Chief Executive Officer

                              SECURITY FIRST CORP.
                           1413 Golden Gate Boulevard
                          Mayfield Heights, Ohio 44124
                                 (216) 449-3700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be Held on July 31, 1997

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Security First Corp. ("Security First" or the "Company") will be held at Landerhaven, 6111 Landerhaven Drive, Mayfield Heights, Ohio, on July 31, 1997 at 2:00 P.M.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. Approval of an amendment to Article Fourth of Security First's Certificate of Incorporation to increase the total number of shares of common stock, par value $.01 per share, which the Company shall have the authority to issue from ten million (10,000,000) to twenty million (20,000,000);

         3. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 1998; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on any of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on June 13, 1997 are the shareholders entitled to vote at the Meeting, and any adjournments thereof.

         You are requested to fill in and sign the enclosed Form of Proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors

                                              Charles F. Valentine
                                              Chairman of the Board and
                                                Chief Executive Officer

Mayfield Heights, Ohio
June __, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                              SECURITY FIRST CORP.
                           1413 GOLDEN GATE BOULEVARD
                          MAYFIELD HEIGHTS, OHIO 44124
                                 (216) 449-3700

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 31, 1997

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Security First Corp. ("Security First" or the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at Landerhaven, located at 6111 Landerhaven Drive, Mayfield Heights, Ohio on July 31, 1997, at 2:00 P.M. Mayfield Heights, Ohio time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement and Form of Proxy are first being mailed to shareholders on or about June __, 1997. Certain of the information provided herein relates to Security Federal Savings and Loan Association of Cleveland ("Security Federal") and First Federal Saving Bank of Kent ("First Federal"), wholly-owned, first-tier subsidiaries of the Company. Security Federal and First Federal are referred to herein collectively as the "Associations"). Unless otherwise noted, references to Security First or the Company include the Associations.

         At the Meeting, the shareholders of Security First are being asked to consider and vote upon (i) the election of three directors of the Company, (ii) the approval of an amendment to Article Fourth of Security First's Certificate of Incorporation to increase the total number of shares of common stock, par value $.01 per share, which the Company shall have the authority to issue from ten million (10,000,000) to twenty million (20,000,000); and (iii) the ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 1998.

PROXIES AND PROXY SOLICITATION
------------------------------

         If a shareholder properly executes the enclosed proxy distributed by Security First, the proxies named will vote the shares represented by that proxy at the Meeting. Where a shareholder specifies a choice, the proxy will be voted in accordance with the shareholder's instructions. If no specific direction is given, the proxies will vote the shares "FOR" the election of management's nominees for directors of the Company, "FOR" approval of the amendment to Article Fourth of the Company's Certificate of Incorporation, and "FOR" the appointment of Deloitte & Touche LLP as auditors for the fiscal year ending March 31, 1998. If other matters are presented at the Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the shareholder giving it at any time before it is voted by delivering to the Secretary of the Company at the above address, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of common stock, par value $.01 per share, of Security First (the "Common Stock"), or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Security First Common Stock. In addition, Security First has engaged Corporate Investors Communications ("CIC") to assist the Company in distributing proxy materials and contacting record and beneficial owners of Security First Common Stock. The Company has agreed to pay CIC approximately $1,000 plus out-of-pocket expenses for its services to be rendered on behalf of the Company. In addition to solicitation by mail, directors and officers of the Company and employees of the Associations may solicit proxies personally or by telegraph or telephone, without additional compensation.

VOTING RIGHTS; VOTE REQUIRED
----------------------------

         Shareholders of record as of the close of business on June 13, 1997 (the "Voting Record Date"), will be entitled to one vote on each matter presented for a vote at the Meeting for each share of Security First Common Stock then held. Such vote may be exercised in person or by a properly executed proxy as discussed above. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Approval of the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the shares entitled to be voted at the Meeting. The appointment of Deloitte and Touche LLP as auditors for the year ending March 31, 1998 requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Since the amendment to the Company's Certificate of Incorporation requires the approval of a majority of the outstanding shares, abstentions will have the effect of a negative vote. Abstentions on the proposal to ratify Deloitte and Touche LLP as the Company's auditors will also have the effect of a negative vote because it requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. Under the rules of The Nasdaq Stock Market, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of directors, the amendment to the Company's Certificate of Incorporation and the ratification of the Company's auditors. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against the proposed amendment to the Company's Certificate of Incorporation, and will have no effect on the outcome of the election of directors or ratification of auditors.

BENEFICIAL OWNERSHIP
--------------------

         The following table sets forth information, as of the Voting Record Date, regarding beneficial share ownership of executive officers (who are not directors of the Company) for which disclosure is required to be provided under the "Summary Compensation Table" herein and all directors and executive officers of the Company as a group. See "Proposal I -- Election of Directors" for information on the beneficial share ownership of the Company's Directors and Chief Executive Officer. The address of the executive officers named in the table is the same as the Company's address. As of the Voting Record Date, the Company had 5,027,414 shares of Common Stock issued and outstanding. No persons or entities were known by management to beneficially own more than 5% of the outstanding shares of Company Common Stock as of the Voting Record Date.

BENEFICIAL OWNER                              Shares Beneficially Owned                           Percent of Class
----------------                              -------------------------                           ----------------

Jeffrey A. Calabrese                                  34,271(1)                                          .68%

Mary H. Crotty                                        14,442(2)                                          .29%

All directors and executive officers of             1,036,832(3)                                       20.05%
the Company as a group (13 persons)

---------------------

(1) Mr. Calabrese has reported sole voting and investment power with respect to all shares reported as beneficially owned in the table above, except with respect to 11,664 shares as to which he reported shared beneficial ownership. Included in the shares beneficially owned by Mr. Calabrese are 1,712 shares subject to conversion rights with respect to 20 of the Company's Convertible Subordinated Debentures and options to purchase 15,150 shares of Common Stock.

(2) Ms. Crotty has reported sole voting and investment power with respect to all shares reported as beneficially owned in the table above. Included in the shares beneficially owned by Ms. Crotty are 428 shares subject to conversion rights with respect to 5 of the Company's Convertible Subordinated Debentures and options to purchase 9,685 shares of Common Stock.

(3) Includes shares held directly, 49,743 shares subject to conversion rights with respect to 581 of the Company's Convertible Subordinated Debentures, 142,665 shares subject to options granted by the Company and shares held by controlled corporations and family members, with respect to which shares the listed individuals or group members may be deemed to have sole voting and investment power. The amounts exclude shares held by family members that do not live in the same household as such officers and directors and with respect to which beneficial ownership is expressly disclaimed.


                       PROPOSAL I -- ELECTION OF DIRECTORS

         The Company's Board of Directors is currently composed of nine members. Directors are generally elected to serve for three year terms or until their respective successors are elected and qualified. The directors are divided into three classes, with one-third of the directors elected annually.

         The following table sets forth certain information regarding the composition of the Company's Board of Directors, including terms of office and share ownership as of the Voting Record Date. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting for the election of the following nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted "For" the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve if elected. Except as set forth herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                                           Percent
                                                                 Director   Term to       Ownership          of
            Name              Age            Positions             Since     Expire      Beneficial(1)      Class
           ------             ---           -----------           -------   --------    ---------------    ------

                                                      NOMINEES
                                                      --------

Charles F. Valentine           57  Chairman of the Board and       1981       2000               209,830    4.14%
                                   Chief Executive Officer
Robert L. Anderson             55  Director                        1987       2000               183,331    3.64%
Donald E. Snow                 72  Director                        1987       2000                32,892(2)  .66%

                                            DIRECTORS REMAINING IN OFFICE
                                            -----------------------------

Nicholas E. Rinaldi, D.D.S.    56  Director                        1992       1999                67,922    1.35%
Louis J. Sorboro               58  Director                        1996       1999               107,796    2.14%
Paul V. Voinovich              54  Director                        1987       1999                73,531    1.47%
Austin J. Mulhern              55  Director and President          1985       1998               165,797(3) 3.29%
James P. Myers                 65  Director                        1996       1998                51,313    1.02%
Larry E. Rogers                58  Director                        1995       1998                84,372    1.35%
--------------------

(1) The nature of beneficial ownership for shares reported in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Included in the shares beneficially owned by the named individuals are options to purchase shares of Common Stock as follows:
         Mr. Valentine - 39,765; Mr. Rinaldi - 3,000; Mr. Sorboro - 30,215; Mr. Mulhern - 28,370; and Mr. Myers - 6,295.

(2)      Includes 31,180 shares in which Mr. Snow has reported shared ownership.

(3) Includes 50,940 shares in which Mr. Mulhern has reported shared ownership.


         The principal occupation of each Director of the Company is set forth below. All Directors have held their present position for at least five years unless otherwise indicated.

         CHARLES F. VALENTINE. Mr. Valentine is Chairman of the Board and Chief Executive Officer of Security Federal. He has been with Security Federal since 1980 in various capacities. Mr. Valentine has been Chairman of the Board and Chief Executive Officer of the Company since its formation in December 1992. In April 1996, Mr. Valentine was appointed to the Board of Directors of First Federal.

         ROBERT L. ANDERSON. Mr. Anderson is Chairman of the Board and Chief Executive Officer of Wiseco Piston, Inc., a piston manufacturing company.

         DONALD E. SNOW. Mr. Snow retired in 1987, after 19 years as District Manager of the Ohio Edison Co., an electric utility company in Medina, Ohio.

         NICHOLAS E. RINALDI, D.D.S. Dr. Rinaldi is practicing dentistry with the organization of Drs. Rhodes, Rinaldi and Associates, Inc. which operates five offices in the Cleveland area. Dr. Rinaldi has been a practicing dentist since 1967.

         LOUIS J. SORBORO. Mr. Sorboro has served as President and Chief Executive Officer of First Federal since 1976, and its holding company from March 1994 until its acquisition by Security First in April 1996.

         PAUL V. VOINOVICH. Mr. Voinovich is President and Secretary of Voinovich Companies, a planning, construction and development company based in Cleveland, Ohio.

         AUSTIN J. MULHERN. Mr. Mulhern is President and Chief Operating Officer of Security Federal, positions he has held since 1985. From 1985 to May, 1988, he was also Chief Financial Officer of Security Federal. Mr. Mulhern has been President and Chief Operating Officer of the Company since the formation of the Company in December 1992. In April 1996, Mr. Mulhern was appointed to the Board of Directors of First Federal.

         JAMES P. MYERS. Mr. Myers served on the Board of Directors of First Kent from March 1994 until its acquisition by Security First in April 1996. He has also served on the Board of Directors of First Federal since 1972 and as First Federal's Treasurer from 1975 to 1994. Mr. Myers has been a pharmacist at Hale B. Thompson, Inc., a retail drug store located in Kent, Ohio since 1958. In 1989, he was appointed President of Hale B. Thompson, Inc.

         LARRY E. ROGERS. Mr. Rogers is President and Chief Executive Officer of the PIE Mutual Insurance Company, a Cleveland-based medical professional liability insurer and has been associated with them since 1981.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
-------------------------------------------------

         Meetings of the Company's Board of Directors are generally held at least monthly. The Board of Directors met 12 times during fiscal 1997. During fiscal 1997, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which he served, except for Director Rogers.

         The principal committee of the Company is the Audit Committee. The Audit Committee was composed of outside Directors Anderson, Myers, Rinaldi, Rogers, Snow and Voinovich during fiscal 1997. The Audit Committee reviews audit reports and related matters of the Company and the Associations to ensure effective compliance with regulatory and internal policies and procedures. The Audit Committee met twice during fiscal 1997.

         The Company also has a Stock Option Committee which is responsible for determining awards under the Company's 1996 Stock Option and Incentive Plan (the "Stock Option Plan"). Directors Anderson, Rinaldi, Snow and Voinovich currently serve on this committee. The Stock Option Committee met once during fiscal 1997.

         The Company does not have standing compensation or nominating committees. The full Board of Directors of the Company acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by others, it has neither actively solicited recommendations for nominees nor established any procedures for this purpose.

         The Company has not paid any compensation to its executive officers since its formation and does not presently anticipate paying any compensation to such persons until the Company becomes actively involved in the operation or acquisition of businesses other than the Associations. Security Federal, however, has a standing compensation committee which is responsible for making recommendations of the salaries, bonuses and incentives for all officers of Security Federal. Directors Anderson, Myers, Rinaldi, Snow and Voinovich, all of whom are also directors of the Company, were the members of the compensation committee for Security Federal during fiscal 1997. During fiscal 1997, Security Federal's compensation committee met three times.

         First Federal's entire Board of Directors, two of whom are also directors of the Company, act as the compensation committee for First Federal. Directors of First Federal who are also employees of First Federal do not participate in compensation discussions relating to themselves. During fiscal 1997, First Federal's Board of Directors met once to discuss compensation matters.

COMPENSATION OF DIRECTORS
-------------------------

         Directors of the Company who are not employees of the Company or the Associations ("Non-Employee Directors") are paid a fee of $150 per regular, special or committee meeting of the Board of Directors attended. Certain directors of the Company also serve on the Boards of one or both of the Associations. At March 31, 1997, Directors Valentine and Mulhern, both of whom are employees of the Company and/or the Associations ("Employee Directors"), served on the Boards of both Security Federal and First Federal. Directors Anderson, Rinaldi, Snow and Voinovich, all of whom are Non-Employee Directors, served on the Board of Security Federal and Directors Sorboro, an Employee Director, and Myers, a Non-Employee director, served on the Board of First Federal. Director Rogers, a Non-Employee Director, resigned from the Board of Security Federal in December 1996 due to his excessive travel schedule which hindered his ability to attend meetings.

         During fiscal 1997, Non-Employee Directors of Security Federal received an annual fee of $3,600 plus $700 per meeting of the Board of Directors of Security Federal attended. Non-Employee Directors of Security Federal also receive fees of $250 per committee meeting attended. During fiscal 1997, First Federal paid each of its Non-Employee Directors an annual fee of $8,700 for services rendered.

COMPENSATION OF EXECUTIVE OFFICERS
----------------------------------

         The following table sets forth for the three years ended March 31, 1997, information as to the compensation of the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company or the Associations whose salary and bonus exceeded $100,000 during fiscal 1997.

                                             SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------
                                                                                    Long Term
                                                                                  Compensation
                                        Annual Compensation                          AWARDS
----------------------------------------------------------------------------  -------------------
                                                                    Other     Restricted
                                                                   Annual       Stock                  All Other
Name and Principal Position    Fiscal     Salary        Bonus       Compen-      Awards    Options     Compensation
                                Year       ($)           ($)     sation ($)(1)    ($)        (#)           ($)
------------------------------------------------------------------------------------------------------------------
 Charles F. Valentine
   Chairman of the Board and    1997     $198,125      $124,100       ---         ---       9,765       $28,633(2)
   CEO of the Company and       1996      188,225       81,225        ---         ---      10,500        28,587
   Security Federal             1995      178,400       85,500        ---         ---       3,500        30,834

 Austin J. Mulhern
  President and COO of the      1997     $159,250      $99,800        ---         ---       8,370       $31,022(3)
  Company and Security          1996      151,275       65,250        ---         ---       9,000        30,198
  Federal                       1995      143,363       68,700        ---         ---       3,000        13,005

 Jeffrey J. Calabrese
  Vice President and Secretary  1997      $78,675      $35,000      $11,957       ---       4,650       $18,186(4)
  of the Company and Security   1996       74,925       25,600      $10,201       ---       5,000        17,096
  Federal                       1995       71,000       27,000        ---         ---       1,500         7,787

Mary H. Crotty
 Vice President, Treasurer and  1997      $81,000      $35,000        ---         ---       4,185        $8,662(5)
 Chief Financial Officer of the 1996       74,000       22,800        ---         ---       4,500         7,296
 Company and Security Federal   1995       60,029       24,000        ---         ---       1,000         6,514

 Louis J. Sorboro
  President of First Federal    1997     $112,074      $31,400        ---         ---        ---         $8,958(6)
                                1996      107,168       28,590        ---         ---        ---          7,146
                                1995      102,234       15,911        ---      127,745(7)  30,215         5,081

                                                                            (footnotes begin on the following page)

--------------------

(1) The named executive officers in the table did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of their salary and bonus or $50,000, except for Mr. Calabrese who received benefits in fiscal 1997 and 1996 of $8,154 and $6,408, respectively, in connection with the use of a Company car and $3,803 and $3,793, respectively, paid on behalf of Mr. Calabrese for club dues.

(2) Includes annual premiums for a split dollar life insurance policy equal to $16,600 (including certain amounts reimbursable to the Company for its prior payments of premiums upon termination of the arrangement) and contributions made by Security Federal to a 401(k) plan on behalf of Mr. Valentine equal to $12,033 for fiscal 1997.

(3) Includes annual premiums for a split dollar life insurance policy equal to $19,000 (including certain amounts reimbursable to the Company for its prior payments of premiums upon termination of the arrangement) and contributions made by Security Federal to a 401(k) plan on behalf of Mr. Mulhern equal to $12,022 for fiscal 1997.

(4) Includes annual premiums for a split dollar life insurance policy equal to $9,500 (including certain amounts reimbursable to the Company for its prior payments of premiums upon termination of the arrangement) and contributions made by Security Federal to a 401(k) plan on behalf of Mr. Calabrese equal to $8,686 for fiscal 1997.

(5) Includes contributions made by Security Federal to a 401(k) plan on behalf of Ms. Crotty for fiscal 1997.

(6) Includes life insurance premiums of $643 and contributions of $8,315 made to a 401(k) plan by First Federal on on behalf of Mr. Sorboro during fiscal 1997.

(7) Represents the dollar value at the time of the grant of 12,590 shares (adjusted pursuant to the acquisition of First Federal by the Company) of restricted common stock granted to Mr. Sorboro in connection with First Federal's mutual to stock conversion. At March 31, 1997, the value of such shares of restricted stock was $232,915, based upon the average of the closing bid and asked price of the Common Stock of $18.50 per share, as reported on The Nasdaq Stock Market as of such date.

          The following table sets forth certain information concerning grants of stock options pursuant to the Company's Stock Option Plan to the named officers for the fiscal year ended March 31, 1997. No stock appreciation rights or limited stock appreciation rights have been granted to date.

                                        OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Potential Realizable
                                                                                                            Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                                                           Price Appreciation
                                       Individual Grants(1)                                                 for Option Term(2)
---------------------------------------------------------------------------------------------------    ----------------------------
                                     Number of      % of Total
                                    Securities        Options          Exercise
                                    Underlying      Granted to         or Base
                                       Options       Employees          Price         Expiration
           NAME                    Granted (#)    in Fiscal Year        ($/Sh)           Date            5% ($)           10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
Charles F. Valentine                     9,765          21%             $12.25         05-21-06          $75,361          $190,125
Austin J. Mulhern                        8,370          18%             $12.25         05-21-06          $64,616          $162,964
Jeffrey J. Calabrese                     4,650          10%             $12.25         05-21-06          $35,898          $ 90,536
Mary H. Crotty                           4,185           9%             $12.25         05-21-06          $32,308          $ 81,482


---------------------

(1)      These options are all immediately exercisable.

(2) Represents the potential realizable value of the option grant assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term (10 years) at the annualized rates as set forth in the table above.

         The following table sets forth certain information concerning the number and value of in-the-money (when the fair market value of the common stock exceeds the exercise price of the option) stock options at March 31, 1997 held by the named executive officers and stock options exercised during fiscal 1997.

                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                            VALUE OF
                                                                       NUMBER OF                           UNEXERCISED
                                                                      UNEXERCISED                         IN-THE-MONEY
                                                                      OPTIONS AT                           OPTIONS AT
                                                                      FY-END (#)                          FY-END ($)(1)
                                                           -------------------------------       -------------------------------
                             SHARES
                            ACQUIRED           VALUE
          NAME          ON EXERCISE (#)    REALIZED ($)     EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------------
Charles F. Valentine          ---               ---            54,225            ---             $582,858              ---
Austin J. Mulhern            40,225          $676,970          28,370            ---             $218,883              ---
Jeffrey J. Calabrese          ---               ---            15,150            ---             $114,848              ---
Mary H. Crotty                3,000          $ 37,860           9,685            ---             $ 55,526              ---
Louis J. Sorboro              ---               ---            30,215            ---             $252,597              ---

-------------------

(1) The value of options held is based upon the average of the bid and asked price of the Company's common stock of $18.50 per share as quoted on the Nasdaq National Stock Market on March 31, 1997, less the respective exercise prices.


EMPLOYMENT AGREEMENTS
---------------------

               Security Federal maintains employment agreements with Messrs. Valentine, Mulhern, Calabrese and Ms. Crotty. First Federal maintains an employment agreement with Mr. Sorboro. The employment agreements provide for initial annual base salaries in amounts not less than their current salaries. Each of the agreements is for a term of three years which may be extended for an additional one year in addition to the then-remaining term if Security Federal's or First Federal's Board of Directors, as the case may be, reviews and approves the extension. The agreements provide for termination upon the employee's death, for cause or in certain events specified by regulations or by the Board of Directors at any time, but without prejudice to the employee's right to compensation or benefits under the employment agreements. The employment agreements are terminable by the employees upon 90 days written notice to Security Federal or First Federal, as applicable. Each of the employment agreements provides for payment to the employee of 299% of base amount of compensation as defined by the Internal Revenue Code in the event there is a change in control of Security Federal or First Federal, as appropriate, where employment terminates involuntarily in connection with such change in control or within 12 months thereafter. If an event triggering the change in control provision under such agreements occurred at March 31, 1997, the amounts payable to Messrs. Valentine, Mulhern, Calabrese and Sorboro and Ms. Crotty would have been approximately $807,000, $648,000, $288,000, $358,000 and $260,000,
respectively. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The respective committees for the Associations determined that each of Messrs. Valentine, Mulhern, Calabrese and Sorboro and Ms. Crotty had met the requirements and standards of the Associations relative to executive officer performance and as such the employment agreement of each was renewed for one additional year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

               General. The Company has not paid any cash compensation to its executive officers since its formation. All executive officers of the Company also currently hold positions with Security Federal, the Company's lead bank subsidiary, and receive cash compensation from Security Federal. The function of administering the executive compensation policies of Security Federal is currently performed by the Compensation Committee of the Board of Directors of Security Federal. Messrs. Valentine and Mulhern are excluded from discussion and board deliberations regarding compensation paid to them as executive officers. For compensation of executive officers other than themselves, Messrs. Valentine and Mulhern make recommendations to the Compensation Committee for the compensation of all executive officers of Security Federal. In this process, the officers are evaluated as to their performance during the year and compared to Security Federal's performance, thrift industry compensation surveys and comparable positions at other thrift institutions. The Compensation Committee generally follows management's recommendations. The Compensation Committee, all of whom are independent board members, determine the compensation for Messrs. Valentine and Mulhern.

               Base salaries and annual adjustments are determined by evaluating the responsibilities of the position held and the experience of the individual. Reference is also made to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions within the thrift and banking industry to ensure that base salaries approximate the average of comparable salary ranges. Adjustments also reflect the performance of Security Federal, the performance of the executive and any increased responsibilities assumed by the executive.

               Compensation of Executive Officers. Adopted in 1992 as a formal incentive compensation program for executive officers of Security Federal, the Management Incentive Compensation Plan focuses on return on assets and return on shareholders' equity as specific annual corporate goals that should lead to the enhancement of shareholder value. The plan provides for a bonus pool in an amount that is based on Security Federal's pretax return on assets for the plan year, as adjusted for nonrecurring items and extraordinary gains or losses not related to operations. Incentive compensation awards under the plan are based on Security Federal's achievement of predetermined goals relating to return on average equity return on average assets and overall corporate performance and on the participants' achievement of goals relating to their individual contributions to Security Federal. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year. Participants, depending on their salary grade levels, can receive incentive compensation awards that vary between a maximum of 25% and 65% of a participant's aggregate base salary. For fiscal 1997 bonuses were paid in an aggregate amount of $570,800 or 68.9% of the maximum bonus pool allowable based on Security Federal's adjusted pretax return on assets for the year.

               Effective April 10, 1996, the Company acquired First Federal Savings Bank of Kent ("First Federal"). First Federal's Management Incentive Compensation Plan was established January 1995. Because First Federal had a much different capital structure than Security Federal, First Federal's Management Incentive Compensation Plan was designed to focus solely on First Federal's return on assets. Participants, depending on their salary grade levels, can receive incentive compensation awards that vary between a maximum of 14% and 27% of a participant's aggregate base salary. For fiscal 1997, First Federal employees received bonuses in an aggregate amount of $72,300 or 92.1% of the maximum bonus pool allowable based on First Federal's adjusted pretax return on assets for the year. The function of administering the executive compensation policies of First Federal is currently performed by the Compensation Committee of First Federal's Board of Directors. Mr. Sorboro is excluded from discussion and board deliberations regarding compensation paid to him as an executive officer. For compensation of executive officers other than himself, Mr. Sorboro makes recommendations to First Federal's Compensation Committee for the compensation of all executive officers of First Federal. First Federal's compensation practices follow a methodology similar to Security Federal.

               The Company recently engaged the services of Mercer Compensation Consultants, a nationally recognized compensation consulting firm, to provide a comprehensive compensation study concerning the executive compensation practices for the Company's two thrift subsidiaries. The comprehensive compensation study, when delivered to the Company, may result in amendment or consolidation of the Management Incentive Compensation Plans maintained by Security Federal and First Federal, as well as revision of other elements of executive compensation.

               Because the Compensation Committee views Messrs. Valentine and Mulhern as having the greatest impact on corporate performance the independent Board members have established a compensation philosophy of providing base pay and incentive compensation for Security Federal's top two executive officers reflective of Security Federal's superior financial performance relative to comparably situated thrifts. Compensation Committee members also expressed their philosophy that base salary and incentive compensation for Messrs. Valentine and Mulhern at levels near the top percentiles in thrift industry compensation surveys were contingent on satisfactory regulatory examinations relative to (i) safety and soundness, (ii) Community Reinvestment Act compliance and (iii) regulatory compliance. For other than Messrs. Valentine and Mulhern, the Compensation Committee seeks to establish executive officer base salaries at a level commensurate with the thrift subsidiary's corporate performance, peer group competitors, and the individual officer's performance.

               Stock options have been included as key elements in the total executive officer compensation package for many years. Equity-based compensation provides a long-term link between the results achieved for shareholders and the rewards provided to key executive officers.

               Through the programs described above, a significant portion of the executive compensation program is linked directly to individual and corporate performance and long-term stock price appreciation. The Compensation Committee continues to review all elements of executive compensation to insure that the total compensation program, and each element therein, meets the business objectives and philosophy of the Company's two thrift subsidiaries, as discussed above.

               In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to certain highly compensated executive officers of publicly held corporations, such as, in the Company's case, those executive officers identified in the "Summary Compensation Table." Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. While the current compensation of each of the Company's executive officers is well below the $1 million threshold, if certain executives exercise sufficient stock options, it could be possible for the executive's compensation to exceed $1 million.

               As a general rule, it will be the Stock Option Committee's policy to take into account tax and financial accounting considerations in connection with the granting of options or other forms of grants and awards under the Company's Stock Option and Incentive Plan. The Board of Directors through its Stock Option Committee (in the case of stock option grants and other awards to executive officers) does not expect that grants or awards will be made which would exceed the limit on deductibility.

               Compensation of Chief Executive Officer. The base salary of Mr. Valentine as the Chief Executive Officer was increased in fiscal 1997 by 6.0% as a result of Security Federal exceeding targeted performance objectives.

               Like other executive officers, Mr. Valentine participated in the Management Incentive Compensation Plan. Mr. Valentine, as well as President Mulhern, is eligible to receive up to 65% of base salary in short-term incentive compensation. Because Security Federal's core pretax earnings increased 20% on an annualized basis, the Compensation Committee authorized a 1997 incentive compensation award to Mr. Valentine in the amount of 60% of current base salary. The 1997 incentive compensation award represents an amount approximately 50% greater than 1996's incentive compensation award. In contrast, 1996 overall financial performance decreased from 1995's results and accordingly incentive compensation awards during 1996 were determined to correlate with Security First's diminished profitability.

               In reviewing Mr. Valentine's performance as Chief Executive Officer and the justification for Security Federal to renew his employment agreement for an additional year, the Compensation Committee favorably considered Mr. Valentine's performance relative to the following factors (without, however, assigning any such factor a specific weight): corporate performance (return on assets and return on equity), the Company's stock price performance, the Company's growth in loan volume and the compliance posture of Security Federal.

Compensation Committee of Security Federal   Board of Directors of First Federal

Robert L. Anderson                           Richard E. Dunn
James P. Myers                               Joseph Giulitto
Nicholas E. Rinaldi, D.D.S.                  James P. Myers
Donald E. Snow                               Louis J. Sorboro
Paul V. Voinovich                            Richard C. Wiland
                                             John A. Williams

STOCK PERFORMANCE GRAPH
-----------------------

               The following graph shows the performance of Security First's stock (based on an assumed $100 investment) since April 1, 1992 in comparison to the Nasdaq Market Index and the Media General Savings and Loan Index.








                                         03/31/92      03/31/93      03/31/94      032/31/95      03/31/96      03/31/97
                                         --------      --------      --------      ---------      --------      --------

Security First Corp.............         $100.00       $200.50       $230.58       $295.84        $275.86       $438.54
Selected Thrift Index...........          100.00        143.33        147.54        167.18         236.49        329.24
Nasdaq Market Index.............          100.00        111.91        129.33        137.21         184.56        206.47


    PROPOSAL II - AMENDMENT TO SECURITY FIRST'S CERTIFICATE OF INCORPORATION

               On May 20, 1997, the Board of Directors unanimously approved and recommended that the shareholders of Security First consider and approve an amendment to Article FOURTH of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock from ten million (10,000,000) shares to twenty million (20,000,000) shares. To be adopted, this proposal requires the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Meeting. The Board of Directors believes that this proposed amendment is in the best interests of the Company and its shareholders.

               Article FOURTH, paragraph A. of the Certificate, as amended by the proposed amendment, is set forth below:

                        FOURTH: A. The total number of shares of all classes of
               stock which the Company shall have the authority to issue is twenty-one million (21,000,000) consisting of:

                        (a) one million (1,000,000) shares of preferred stock,
               par value one cent ($.01) per share (the "Preferred Stock"); and

                        (b) twenty million (20,000,000) shares of common stock,
               par value one cent ($.01) per share (the "Common Stock").

               As of the date of this Proxy Statement, no shares of Preferred Stock and 5,027,414 shares of Common Stock were issued and outstanding. The issuance of Common Stock by the Company in connection with its acquisition of First Kent Financial Corporation in April 1996 and three previous stock splits (paid in the form of stock dividends) in 1994, 1993 and 1990 has reduced the number of authorized but unissued shares substantially. Moreover, on May 20, 1997, the Board of Directors declared a 3-for-2 stock split (to be paid in the form of a stock dividend) payable on July 31, 1997 to holders of record of Security First Common Stock on July 15, 1997. Approximately 2,513,700 additional shares of Common Stock will be issued pursuant to the 3-for-2 stock split. Further, as of the date of this Proxy Statement, approximately 1,478,000 additional shares (adjusted for the 3-for-2 stock split discussed above) of Common Stock may be issued in the aggregate pursuant to the Company's Stock Option Plan and in connection with the conversion rights with respect to the Company's Convertible Subordinated Debentures. This leaves a balance of approximately 981,000 authorized shares of Common Stock available for future use.

               The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board the necessary flexibility to issue Common Stock in connection with stock dividends and stock splits, acquisitions, financings and employee benefits and for other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Certificate increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by Delaware law or the rules of any stock exchange on which the Company's securities may then be listed. For example, The Nasdaq Stock Market currently requires shareholder approval as a prerequisite to listing shares in several instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding by 20 percent or more. The Company currently has no plans to issue additional shares of Common Stock other than the shares of Common Stock that have been reserved for issuance as described above.

               The additional shares of Common Stock for which authorization is being sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. In this regard, the issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The Company may consider repurchasing its shares in the future in order to minimize or avoid any such dilutive effects.

               The issuance of additional shares of Common Stock by the Company may potentially have an antitakeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The issuance of authorized shares of Preferred Stock could also make it more difficult to obtain shareholder approval of such actions, particularly in light of the power of the Board of Director to specify certain rights and preferences of the Preferred Stock, such as voting rights, without shareholder approval. Under the Certificate, the Board has the authority to issue authorized shares of Preferred Stock in series and to fix the number, designation, relative rights, preferences and limitations of the shares of each series of Preferred Stock, subject to Delaware law and the Certificate. The authority of the Board includes the right to fix for each series the dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights. Until the Board determines the specific rights, preferences and limitations of any shares of Preferred Stock to be issued, the actual effect on the holders of Common Stock of the issuance of such shares cannot be ascertained. However, such effects might include restriction on dividends of Common Stock if dividends on Preferred Stock are in arrears, dilution of the voting power of the Common Stock to the extent that any series of Preferred Stock has voting rights, and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of Preferred Stock. The Company is neither seeking to increase the authorized shares of Preferred Stock available under the Certificate nor does it currently have any plans to issue any Preferred Stock.

               The Company has in place certain other provisions which have an antitakeover effect. The Company's Certificate includes provisions which provide, among other things, limited voting rights of beneficial owners of more than 10% of the Common Stock, staggered terms for directors (see "Election of Directors"), noncumulative voting for directors, limits on the calling of special meetings, and a fair price/supermajority vote requirement for certain business combinations. In addition, the Company's bylaws contain a provision requiring any shareholder who wishes to make a nomination for director at an annual shareholder's meeting to give written notice to the Company at least 60 days in advance of the meeting. Additionally, certain executive officers of the Company have employment agreements with the Associations containing severance provisions which could be triggered in the event of termination of employment following an change of control of the Associations or the Company, therefore making an acquisition more costly to the acquiror. See "Executive Compensation - Employment Agreements."

               The increase in the authorized shares of Common Stock has not been proposed for an antitakeover-related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect a large accumulation of its Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

             PROPOSAL III -- RATIFICATION OF APPOINTMENT OF AUDITORS

               The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's shareholders. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                              SHAREHOLDER PROPOSALS

               In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office, 1413 Golden Gate Boulevard, Mayfield Heights, Ohio 44124 no later than March 2, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

               The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              Charles F. Valentine
                                              Chairman of the Board and
                                                Chief Executive Officer

Mayfield Heights, Ohio
June __, 1997

                                   APPENDIX A

                              SECURITY FIRST CORP.

                                      INDEX

                                                                                              Page
                                                                                             ----

               Description of the Company's Business........................................  A-2

               Five Year Summary Selected Consolidated Financial Information................  A-3

               Management's Discussion and Analysis of Financial Condition
                 and Results of Operations..................................................  A-4

               Independent Auditors' Report.................................................  A-

               Consolidated Financial Statements............................................  A-

               Notes to Consolidated Financial Statements...................................  A-

               Market Price and Dividend Information........................................  A-

               Board of Directors and Executive Officers....................................  A-






               A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997 IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE. REQUESTS SHOULD BE DIRECTED TO MARY H. CROTTY, VICE PRESIDENT, SECURITY FIRST CORP., 1413 GOLDEN GATE BOULEVARD, MAYFIELD HEIGHTS, OHIO 44124.

                           DESCRIPTION OF THE BUSINESS

               Security First Corp. ("Security First") is a Delaware corporation organized in 1992, the principal assets of which are Security Federal Savings and Loan Association of Cleveland ("Security Federal") and First Federal Savings Bank of Kent ("First Federal" and together with Security Federal, the "Associations"). Security First is also the parent company of SF Development Co. The Company's primary business, through the Associations, consists of attracting deposits from the general public and originating real estate loans and other types of investments. Security Federal conducts its operations through its main office located in Mayfield Heights, Ohio and 11 other full-service branch offices located in Medina, Chardon, Cleveland, Painesville, Geneva, Madison, Parma Heights, Broadview Heights, Strongsville and Willoughby, Ohio. First Federal conducts its operations through its main office located in Kent, Ohio and its full service branch office located in Ravenna, Ohio.

               Like all thrift institutions, the Associations' (and therefore the Company's) operations are materially affected by general economic conditions, the monetary and fiscal policies of the federal government and the policies of the various regulatory authorities, including the Office of Thrift Supervision (the"OTS") and the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). Its results of operations are largely dependent upon its net interest income, which is the difference between (i) the interest it receives on its loan portfolio and its investment securities portfolio and (ii) the interest it pays on its deposit accounts and borrowings.

               The Company's main office is located at 1413 Golden Gate Boulevard, Mayfield Heights, Ohio 44124. The Company's telephone number at this address is (216) 449-3700.

FINANCIAL HIGHLIGHTS, MD&A, FINANCIAL STATEMENTS AND NOTES TO BE INSERTED HERE

STOCK PRICE AND DIVIDEND INFORMATION

               On March 31, 1997 there were 5,003,009 shares of Security First Common Stock issued and outstanding, which were held of record by approximately 1,185 shareholders. This does not include the number of persons whose stock is in nominee or "street name" accounts through brokers.

               The following table sets forth, for the periods shown, the high and low prices of the common stock and cash dividends per share declared. The prices reflect inter-dealer quotations without retail mark-up, mark-down or commissions, and do not necessarily represent actual transactions.

               Dividend restrictions are described in the notes to consolidated financial statements included in this report.

                                                                                      CASH
                 QUARTER ENDED                       HIGH             LOW           DIVIDENDS
----------------------------------------------    ----------       ----------       DECLARED
                                                                                    ---------

June 30, 1995..................................      $14.00          $12.50           $  .10
September 30, 1995.............................       15.75           13.25              .10
December 31, 1995..............................       15.75           13.50              .10
March 31, 1996.................................       15.00           11.50              .10
June 30, 1996..................................       14.25           11.50              .11
September 30, 1996.............................       14.50           13.25              .11
December 31, 1996..............................       18.13           13.75              .11
March 31, 1997.................................       19.25           17.50              .11


DEBENTURES

               Security First Corp.'s 6.25% convertible subordinated debentures due May 1, 2008, are traded by McDonald & Company Securities, Inc.

            BOARD OF DIRECTORS                              EXECUTIVE OFFICERS OF
           SECURITY FIRST CORP.                             SECURITY FIRST CORP.

           CHARLES F. VALENTINE                             CHARLES F. VALENTINE
         Chairman of the Board and                        Chairman of the Board and
          Chief Executive Officer                          Chief Executive Officer

             AUSTIN J. MULHERN                                AUSTIN J. MULHERN
   President and Chief Operating Officer            President and Chief Operating Officer

            ROBERT L. ANDERSON                              JEFFREY J. CALABRESE
   Chairman and Chief Executive Officer                 Vice President and Secretary
            Wiseco Piston, Inc.
                                                               MARY H. CROTTY
              JAMES P. MYERS                           Vice President, Treasurer, and
                 President                                 Chief Financial Officer
          Hale B. Thompson, Inc.
                                                             THOMAS J. DEIGHTON
        NICHOLAS E. RINALDI, D.D.S.                            Vice President
 Drs. Rhodes, Rinaldi and Associates, Inc.
                                                             THOMAS F. SULLIVAN
              LARRY E. ROGERS                      Assistant Vice President and Controller
   President and Chief Executive Officer
      The P.I.E. Mutual Insurance Co.

              DONALD E. SNOW
     Retired, Former District Manager
            Ohio Edison Company

             LOUIS J. SORBORO
                 President
    First Federal Savings Bank of Kent

             PAUL V. VOINOVICH
                 President
            Voinovich Companies

                                REVOCABLE PROXY

                              SECURITY FIRST CORP.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 31, 1997


     The undersigned hereby appoints the Board of Directors of Security First Corp., with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of Common Stock of Security First Corp. which the undersigned is entitled to vote as the Annual Meeting of Shareholders, to be held on July 31, 1997, at 2:00 P.M., and at any and all adjournments thereof, as follows:


                                                                        VOTE
                                                            FOR       WITHHELD
                                                            ---       --------

1. The election as directors of all nominees listed below   [ ]          [ ]
    for terms of three years.

          CHARLES F. VALENTINE       ROBERT L. ANDERSON        DONALD E. SNOW

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR AN INDIVIDUAL NOMINEE PLACE AN "X" IN THE "FOR" BOX AND WRITE THE NOMINEE'S NAME WHO YOU WISH TO WITHHOLD AUTHORITY TO VOTE ON THE LINE BELOW. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES PLACE AN "X" IN THE "VOTE WITHHELD" BOX.


--------------------------------------------------------------------------------

                                                          FOR   AGAINST  ABSTAIN
                                                          ---   -------  -------

II.   Adoption of an amendment to Article Fourth          [ ]     [ ]      [ ]
      of Security First's Certificate of Incorporation to increase the number of shares of Common
      Stock which the Company shall have authority to issue


                                                          FOR   AGAINST  ABSTAIN
                                                          ---   -------  -------

III.  Ratification of the appointment of Deloitte         [ ]     [ ]      [ ]
      & Touche LLP as auditors for the fiscal
      year ending March 31, 1998.


     In their discretion, upon such other matters as may properly come before the Meeting or any adjournment thereof.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not be in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.


     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Annual Meeting and Proxy Statement.

                             PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNING FOR ESTATES, TRUST CORPORATION OR PARTNERSHIPS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                             Signature:                         Date:
                                       -------------------------     -----------

                             Signature:                         Date:
                                       -------------------------     -----------


          IMPORTANT! PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS
                  PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.